EXHIBIT 10.4

CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement is made and is effective as of February 22, 2018, by and among First Choice Bancorp (the “Bancorp”), First Choice Bank (the “Bank”) and Ms. Yolanda Su (“Executive”).

WHEREAS, Executive is employed by the Bank in the capacity as Executive Vice President and Chief Operations Administrator, and Executive’s background and expertise are expected to contribute to the success and financial strength of the Bank; and

WHEREAS, the Bank wishes to assure itself of the continued opportunity to benefit from Executive’s services, and Executive wishes to serve in the employ of the Bank on a full-time basis for such purposes; and

WHEREAS, the Boards of Directors of the Bancorp and the Bank (“Board”) has determined that the best interests of the Bank would be served by setting forth the benefits which the Bank will provide to Executive in the event Executive’s employment is terminated after a Change in Control of the Bancorp or the Bank, subject to any necessary prior FDIC approval/non-objections to the form of this Agreement, and any necessary prior approval/non-objections of any payments proposed to be made under this Agreement pursuant to 12 CFR Part 359 of the FDIC rules and regulations.

NOW, THEREFORE, in order to effect the foregoing, the parties hereto wish to enter into an agreement on the terms and conditions set forth below. This agreement (“Agreement”) therefore sets forth those benefits which the Bank will provide to Executive in the event Executive’s employment with the Bank is terminated after a Change in Control of the Bancorp or the Bank (as defined in paragraph 2) under the circumstances described below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. TERM.

(i) If a Change in Control of the Bancorp or the Bank should occur while Executive is still an employee of the Bank, then this Agreement shall continue in effect from the date of such Change in Control of the Bancorp or the Bank for so long as Executive remains an employee of the Bank, but in no event for more than twelve (12) months following the consummation of a Change in Control of the Bancorp or the Bank; provided, however, that the expiration of the term of this Agreement shall not adversely affect Executive’s rights under this Agreement which have accrued prior to such expiration.

(ii) If no Change in Control of the Bancorp or the Bank occurs before Executive’s status as an employee of the Bank is terminated, this Agreement shall expire on such date. Prior to a Change in Control of the Bancorp or the Bank, Executive’s employment may be terminated by the Bank with or without Cause (as defined in paragraph 3(c)), and/or this Agreement may be terminated by the Bank at any time upon written notice to Executive and, in either or both such events, Executive shall not be entitled to any of the benefits provided hereunder.

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2. CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control of the Bancorp or the Bank shall be deemed to have occurred if

(i) the shareholders of the Bancorp or the Bank approve (1) any consolidation or merger of the Bancorp or the Bank with any other company (A) a merger or consolidation which would result in the voting securities of the Bancorp or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Bancorp or the Bank, at least 75% of the combined voting power of the voting securities of the Bancorp or the Bank or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Bancorp or the Bank (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Bancorp’s and the Bank’s then outstanding securities; or

(ii) the shareholders of the Bancorp or the Bank shall approve any plan or proposal for the liquidation or dissolution of the Bancorp or the Bank, or an agreement for the sale or disposition by the Bancorp or the Bank of all or substantially all of the Bancorp’s or the Bank’s assets; or

(ii) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), other than the Bancorp, the Bank or a subsidiary thereof or a corporation owned, directly or indirectly, by the shareholders of the Bancorp or the Bank in substantially the same proportions as their ownership of stock of the Bancorp or the Bank, shall become the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bancorp or the Bank representing 25% or more of the combined voting power of the Bancorp’s or the Bank’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors (Voting Shares), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

3. TERMINATION FOLLOWING CHANGE IN CONTROL. In the event of a Change in Control of the Bancorp or the Bank while Executive is still an employee of the Bank, Executive shall be entitled to the payments and benefits provided in paragraph 4 hereof upon the termination without cause or by Executive for Good Reason of Executive’s employment, within twelve (12) months from the consummation of the Change in Control of the Bancorp or the Bank, by Executive or by the Bank unless such termination is:

(i) because of death, Disability or Retirement (as defined below),

(ii) by the Bank for Cause (as defined below), or

(iii) by Executive other than for Good Reason (as defined below), in any of which events Executive shall not be entitled to receive benefits under this Agreement.

(a) Disability. Upon Executive’s physical or mental disability to continue his or her duties hereunder as the Executive Vice President and Chief Operations Administrator of the Bank; provided, however, that if such termination occurs as a result of such disability, Executive shall receive severance payment in an amount equal to twelve (12) months of the annual base salary in effect hereunder at the date of such termination, plus continuation of all group medical and life insurance coverage in effect prior to the termination, at no cost to the Executive, for the term of the severance, in full and complete satisfaction of any and all rights which Executive might enjoy hereunder other than the right, if any, to exercise any of the Options vested prior to such termination, less any payments received from any Bank provided benefit, including worker’s compensation, FICA or disability insurance. For purposes of this Agreement, physical or mental disability shall be defined as Executive being unable to fully perform under this Agreement for a continuous period of 90 days

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(b) Retirement. Retirement shall mean the voluntary termination by Executive of his or her employment for other than Good Reason (as defined below) which termination qualifies as retirement in accordance with any pension plan adopted by the Bank, or in accordance with any retirement arrangement established with Executive’s consent with respect to Executive; provided, however, that no mandatory retirement, whether under any pension plan or in accordance with any such other retirement arrangement, shall constitute Retirement for purposes of this Agreement, unless Executive has previously consented thereto in writing.

(c) Cause. Executive’s employment shall cease following a Change in Control upon a good faith finding of Cause by the Board. Cause hereunder means the following:

(A) Executive engages in misconduct or is negligent in the performance of his or her material duties hereunder; or

(B) Executive is convicted of or pleads guilty or nolo contendere to any felony, or is convicted of or pleads guilty or nolo contendere to any misdemeanor involving moral turpitude; or

(C) Bank is required to remove or replace Executive by formal order or formal or informal instruction, including a requested consent order or agreement, from the Division of Financial Institutions of the California Department Business Oversight (“DBO”) or Federal Deposit Insurance Corporation (“FDIC”) or any other regulatory authority having jurisdiction; or

(D) Executive has failed to perform or habitually neglected Executive’s duties; or

(E) Executive has consistently failed to satisfactorily meet the performance goals mutually agreed to by Executive and the Board of Directors, or

(F) Executive has failed to follow any written policy of the Board of Directors or any resolutions of the Board adopted at a duly called meeting; or

(G) Executive has engaged in any activity which materially adversely affects Bank’s reputation in the community; or

(H) The Bank receives a Section 8(a) Order from the FDIC, or a Section 8(b) Order from the FDIC or a Section 1912 or Section 1913 Order from the DFI.

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Any termination under this paragraph 3 shall not prejudice any remedy which Bank may otherwise have at law, in equity, or under this Agreement.

Notwithstanding any of the foregoing, the Bank can without cause terminate Executive’s employment prior to any Change in Control of the Bank in the discretion of the Board of Directors of the Bank.

(d) Good Reason. Executive may terminate his or her employment for Good Reason. For purposes of this Agreement, Good Reason shall mean:

(A) a material breach by the Bank of its obligations under this Agreement;

(B) a change in Executive’s status or position or responsibilities as Executive Vice President and Chief Operations Administrator of the Bank which represents a demotion from his or her status, title, position and responsibilities, or the assignment to him or her of any significant duties which are inconsistent with such status, title or position; or

(C) a reduction by the Bank in his or her base annual salary, or

(D) requiring his or her to be based anywhere other than the greater Los Angeles or Orange County Metropolitan area; or

(E) any material breach by the Bank of any provision of this Agreement (including, without limitation, paragraph 5); or

(F) any purported termination of Executive’s employment by the Bank which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (v) below (and, if applicable, subparagraph

(c) above); and for purposes of this Agreement, no such purported termination shall be effective.

The events set forth in (A) – (F) above each being a Triggering Event. If Executive elects to terminate for Good Reason, a Notice of Termination must be delivered within ninety (90) days of the occurrence of a Triggering Event for such termination to be effective; provided, however, that the failure of Executive to terminate for Good Reason upon the occurrence of a Triggering Event shall not constitute a waiver of Executive’s right to terminate for Good Reason upon the occurrence of a subsequent Triggering Event.

(v) Notice of Termination. Any termination by the Bank pursuant to subparagraphs (i), (ii) or (iii) above, or by Executive pursuant to subparagraph (iv) above, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

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(vi) Date of Termination. Date of Termination shall mean

(A) if this Agreement is terminated for Disability, thirty days after Notice of Termination is given provided that Executive shall not have returned to the performance of his or her duties on a full-time basis during such thirty day period,

(B) if Executive’s employment is terminated pursuant to subparagraph

(iv) above, the date specified in the Notice of Termination,

(C) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given (or, if a Notice of Termination is not given, the date of such termination), and

(D) if Executive is entitled to compensation pursuant to paragraph 5 below, the date determined pursuant to such paragraph.

4. COMPENSATION DURING DISABILITY OR UPON TERMINATION.

(i) If, after a Change in Control of the Bancorp or the Bank, Executive shall fail to perform his or her duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his or her full base salary monthly at the rate then in effect until his or her employment is terminated pursuant to paragraph 3(i) hereof (and for any longer period as may be provided under applicable plans).

(ii) If, after a Change in Control of the Bancorp or the Bank, Executive’s employment shall be terminated for Cause, the Bank shall pay Executive his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Bank shall have no further obligations to Executive under this Agreement.

(iii) In the event of a Change in Control of the Bancorp or the Bank, (I) the Bank shall terminate Executive’s employment, other than pursuant to paragraph 3(i), 3(ii) or 3(iii) hereof or by reason of death, or (II) Executive shall terminate his or her employment for Good Reason, or (III) Executive shall be entitled to payments pursuant to paragraph 5, then subject to any necessary prior regulatory approvals/non-objections including 12 CFR Part 359 of the FDIC rules and regulations, the Bank shall pay to Executive as severance pay (and without regard to the provisions of any benefit plan) in either (i) a lump sum equivalent to an amount equal to the Executive’s basic annual salary then in effect at the Date of Termination in cash on the fifth day following the Date of Termination, or (ii) in periodic payments over 12 months in accordance with the Bank’s normal payroll practices of an amount equal to Executive’s annual basic salary then in effect at the time of termination, less required withholdings. Such payments will be made (or begin if installment payments are made by the Bank) on the 60th day following termination if the release referred to in Section 4(vi) is executed and not revoked by that day.

(iv) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this paragraph 4 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

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(v) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive’s existing rights, or rights which would accrue solely as a result of the passage of time, under any employee benefit plan of the Bancorp or the Bank, any employment agreement or other contract, plan or arrangement of the Bank, except to the extent necessary to prevent double payment under any severance plan or program of the Bancorp or the Bank in effect at the Date of Termination.

(vi) Notwithstanding the foregoing, a Change in Control shall not include (A) any event, circumstances or transaction that results from the action of any entity or group that includes, is affiliated with, or is wholly or partly controlled by Employee (e.g., a management-led buyout), or (B) the repurchase by the Bancorp or the Bank or the redemption directly or indirectly, of securities of the Bancorp or the Bank representing 25% or more of the combined voting power of the Bancorp’s or the Bank’s then outstanding securities, or (C) changes precipitated by an assisted transaction, conservatorship, or receivership as provided in 12 CFR §359.4(a)(3) as long as the Bank is subject to the golden parachute payment provision of 12 CFR §359.

(vii) Return of Payments. Any severance payment made pursuant to this Section F is subject to recovery as follows:

(a) Board Determination; Severance Subject to Recovery. To the extent that the Board of Directors of the Bank or its successor has determined Employee has committed, is substantially responsible for, or has violated, the respective acts or omissions, conditions or offenses described in 12 CFR §359.4(a)(4) (the “Misconduct”), the Board of Directors of the Bank or its successor shall, in all appropriate circumstances, cease paying any and all severance payments that have not been made and require Executive to repay any severance payments made pursuant to this Agreement. The Board of Directors of the Bank or its successor will, to the extent practicable, seek to recover from Executive the amount of the severance payment if not repaid by Executive. The Board of Directors of the Bank or its successor shall not seek recovery to the extent it determines (i) that to do so would be unreasonable or (ii) that it would be better for the Bank not to do so.

(b) Exceptions. In making such determination, the Board of Directors of the Bank or its successor shall take into account such considerations as it deems appropriate, including, without limitation, (A) the likelihood of success under governing law versus the cost and effort involved, (B) whether the assertion of a claim may prejudice the interests of the Bank, including in any related proceeding or investigation, (C) the passage of time since the occurrence of the act in respect of the applicable Misconduct, and (D) any pending legal proceeding relating to the applicable Misconduct.

(c) Due Process Rights. Before the Board of Directors of the Bank or its successor determines to seek recovery pursuant to this subsection, it shall provide to the Executive written notice and opportunity to be heard, at a meeting of the Board of Directors of the Bank or its successor (which may be in-person or telephonic, as determined by the Board of Directors of the Bank or its successor).

(d) Manner of Repayment. If the Board of Directors of the Bank or its successor determines to seek a recovery from Executive pursuant to this subsection, it shall make a written demand for repayment from Executive and, if the Executive does not within a reasonable period tender repayment in response to such demand, and the Board of Directors of the Bank or its successor determines that Executive is unlikely to do so, the Board of Directors of the Bank or its successor may seek a court order against Executive for such repayment.”

(viii). Further Required Regulatory Approvals. As long as the Bank is subject 12 CFR §359 concerning golden parachute payments, the Bank will seek and obtain all necessary regulatory approvals and/or non-objections from the FDIC in order to make any severance payment to Employee.

(ix) Release. As a condition to Executive receiving any payments pursuant to Sections 4(i) and 4(iii) hereof, Executive will execute and deliver a general release to the Bancorp and the Bank, releasing the Bancorp, the Bank, their employees, officers, directors, stockholders and agents, and each person who controls any of them within the meaning of Section 15 of the Securities Act of 1933, as amended, from any and all claims (other than claims with respect to payments pursuant to such Sections) from the beginning of time to the date of termination. If Executive is terminated for any reason, or resigns as Executive Vice President and Chief Operations Administrator of the Bank, then Executive agrees to resign as a member of the Board of Directors of the Bancorp and the Bank.

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5. SUCCESSOR’S BINDING AGREEMENT

(i) The Bancorp and the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise and irrespective of whether such successor be to the Bancorp, the Bank or the Bancorp’s and/or the Bank’s Successor) to all or substantially all of the business and/or assets of the Bancorp or the Bank, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bancorp or the Bank would be required to perform if no such succession had taken place. Failure of the Bancorp or the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Bank in the same amount and on the same terms as Executive would be entitled hereunder if Executive terminated his or her employment for Good Reason (whether or not Executive terminates his or her employment), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, Bancorp shall mean the Bancorp, and Bank shall mean the Bank, as herein before defined and any successor to their or its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If Executive received payments pursuant to this paragraph 5 prior to termination of his or her employment, Executive shall not be entitled to any benefits hereunder at the time of any subsequent termination of his or her employment.

(ii) This Agreement shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there be no such designee, to Executive’s estate.

6. EMPLOYMENT. In consideration of the foregoing obligations of the Bank, Executive agrees to be bound by the terms and conditions of this Agreement and to remain in the employ of the Bank during any period following any public announcement by any person of any proposed transaction or transactions which, if effected, would result in a Change in Control of the Bancorp or the Bank until a Change in Control of the Bancorp or the Bank has taken place or, in the opinion of the Board of the Bancorp or the Bank, such person has abandoned or terminated its efforts to effect a Change in Control of the Bancorp or the Bank. Subject to the foregoing, nothing contained in this Agreement shall impair or interfere in any way with Executive’s right to terminate his or her employment or the right of the Bank to terminate Executive’s employment with or without Cause prior to a Change in Control of the Bancorp or the Bank. Nothing contained in this Agreement shall be construed as a contract of employment between the Bancorp, the Bank and Executive or as a right for Executive to continue in the employ of the Bancorp or the Bank, or as a limitation of the right of the Bank to discharge Executive with or without Cause prior to a Change in Control of the Bancorp or the Bank.

7. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the last page of this Agreement, provided that all notices to the Bancorp or the Bank should be directed to the attention of the Chairman of the Board of the Bancorp or the Bank, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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8. INDEMNIFICATION. The Bank will indemnify Executive to the fullest extent permitted by the laws of the state of California and to the extent not inconsistent with the foregoing, the Articles of Incorporation and Bylaws of the Bank as in effect on the date of the Change in Control of the Bancorp or the Bank, in respect of all Executive’s services rendered to the Bank and its subsidiaries prior to the Date of Termination. Executive shall be entitled to the protection of any insurance policies the Bancorp or the Bank now or hereafter maintains generally for the benefit of its directors, officers and employees (but only to the extent of the coverage afforded by the existing provisions of such policies) to protect against all costs, charges and expenses whatsoever incurred or sustained by Executive in connection with any action, suit or proceeding to which Executive may be made a party by reason of him or her being or having been a director, officer or employee of the Bancorp and/or the Bank or any of its subsidiaries during his or her employment therewith.

9. FURTHER ASSURANCES. Each party hereto agrees to furnish and execute such additional forms and documents, and to take such further action, as shall be reasonable and customarily required in connection with the performance of this Agreement or the payment of benefits hereunder.

10. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

11. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13. ARBITRATION. Dispute Resolution Procedures. In the event of any dispute, claim or controversy between the Executive and the Bank (or its directors, officers, employees or agents) arising out of this Agreement or the Executive’s employment with the Bank, both Parties agree to submit such dispute, claim or controversy to final and binding arbitration under the Federal Arbitration Act, in conformity with the procedures of the California Arbitration Act (Cal. Code Civ. Proc. Sec. 1280 et seq. ...).” The arbitration will be conducted before the American Arbitration Association (“AAA”) in accordance with the AAA Employment Arbitration Rules and Mediation Procedures. These rules are available at the AAA web site at: http://www.adr.org. The claims governed by this arbitration provision include, but are not limited to, claims for wages and other compensation, claims for breach of contract (express or implied), claims for violation of public policy, wrongful termination, wrongful demotion, tort claims, claims for fraud and misrepresentation, claims for unlawful discrimination, harassment, and/or retaliation to the extent allowed by law, and claims for violation of any federal, state, or other government law, statute, regulation, or ordinance. The claims which are to be arbitrated under this agreement include claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act and the California Labor Code.

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(i) The arbitration shall be conducted by a single arbitrator selected either by mutual agreement of the Executive and the Bank or, if they cannot agree, from an odd-numbered list of experienced employment law arbitrators provided by the AAA. Each Party shall strike one arbitrator from the list alternately until only one arbitrator remains.

(ii) Each Party shall have the right to conduct reasonable discovery, as determined by the arbitrator.

(iii) The arbitrator shall have all powers conferred by law and a judgment may be entered on the award by a court of law having jurisdiction. The arbitrator shall render a written arbitration award that contains the essential findings and conclusions on which the award is based. The award and judgment shall be binding and final on both Parties, subject to such review as is authorized by law.

(iv) Either Party may bring an action to confirm the arbitration award in a court of competent jurisdiction. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding on the Parties to this Agreement and shall be subject to judicial review only to the extent provided by law.

(v) The Parties shall share equally the costs of the arbitrator and the arbitration forum unless a different fee payment arrangement is otherwise required by applicable law to preserve the enforceability of this arbitration provision. Employer will pay the costs of the arbitrator and the arbitration forum to the extent required by applicable law to preserve the enforceability of this arbitration provision.

(vi) In the event litigation, mediation, or arbitration is commenced to enforce or construe any of the provisions of this Agreement, to recover damages for breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing Party shall, to the extent permitted by law without impairing the enforceability of the arbitration provision hereinabove, be entitled to recover reasonable attorneys’ fees and costs. In the event this Agreement is asserted, in any litigation, mediation, or arbitration, as a defense to any liability, claims, demands, actions, causes of action, or rights herein released or discharged, the prevailing Party on the issue of that defense shall, to the extent permitted by law without impairing the enforceability of the arbitration provision hereinabove, be entitled to recover reasonable attorneys’ fees and costs.

(vii) The Executive and the Bank understand that by signing this Agreement, they give up their right to a civil trial in a court of law and their right to a trial by jury.

(viii) This agreement to arbitrate does not apply to disputes or claims related to workers’ compensation benefits, disputes or claims related to unemployment insurance benefits, unfair labor practice charges under the National Labor Relations Act, or disputes or claims that are expressly excluded from arbitration by statute or are expressly required to be arbitrated under a different procedure pursuant to an employee benefit plan.

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(ix) This agreement to arbitrate does not prevent Executive from filing a charge or complaint with the California Department of Fair Employment and Housing, or the U.S. Equal Opportunity Commission. It also does not prevent Executive from participating in any investigation or proceeding conducted by an agency. However, if one of these agencies issues a right to sue notice, binding arbitration under this agreement will be Executive’s sole remedy.

(x) This agreement to arbitrate shall continue during the Employment Period and thereafter regarding any employment-related disputes.

Any controversy or claim arising out of, or relating to this Employment Agreement or the breach thereof, shall be settled by arbitration in the County of Los Angeles, State of California, in accordance with the rules of the American Arbitration Association, and a judgment upon the award rendered may be entered is any court having jurisdiction thereof.”

14. ADVICE OF COUNSEL. Executive acknowledges that she has been encouraged to consult with legal counsel of his or her choosing concerning the terms of this Agreement prior to executing this Agreement. Any failure by Executive to consult with competent counsel prior to executing this Agreement shall not be a basis for rescinding or otherwise avoiding the binding effect of this Agreement. The parties acknowledge that they are entering into this Agreement freely and voluntarily, with full understanding of the terms of this Agreement. Interpretation of the terms and provisions of this Agreement shall not be construed for or against either party on the basis of the identity of the party who drafted the terms or provisions in question.

15. REDUCTION OF PAYMENT. Notwithstanding anything in the foregoing to the contrary, if any payment pursuant to Section 4 or any other payment provided for in this Agreement, together with any other payments which Executive has the right to receive from the Bank would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; provided, however, that the determination as to whether any reduction in the payments under this Agreement pursuant to this proviso is necessary shall be made in good faith by the Bancorp’s or the Bank’s accounting firm or if such firm is no longer providing tax services to the Bancorp or the Bank to such other advisor as shall be mutually acceptable to the Bank and Executive, and such determination shall be conclusive and binding on the Bancorp, the Bank and Executive with respect to the treatment of the payment for tax reporting purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:		FIRST CHOICE BANCORP
17785 Center Court N, Suite 750
Cerritos, CA 90703

By:	/s/ Phillip T. Thong	By:	/s/ Pravin Pranav
Print name: Phillip T. Thong		Print name: Pravin Pranav
Its:	Secretary	Its:	Chairman of the Compensation Committee

ATTEST:		FIRST CHOICE BANK
17785 Center Court N, Suite 750
Cerritos, CA 90703

By:	/s/ Phillip T. Thong	By:	/s/ Pravin Pranav
Print name: Phillip T. Thong		Print name: Pravin Pranav
Its:	Secretary	Its:	Chairman of the Compensation Committee

THE EXECUTIVE

/s/ Yolanda Su
Witness		Yolanda Su

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